POWER OF ATTORNEY

	The undersigned Mark S Frey hereby constitutes and appoints Paul D Delva and Keith M Rodda the undersigneds true and lawful attorneys in fact with full power of substitution and revocation for the undersigned and in the undersigneds name place and stead to

(1)	execute for and on behalf of the undersigned, in the
undersigneds capacity as an officer of Fairchild Semiconductor International Inc (the Company) Forms 3 4 and 5 in accordance with Section 16a of the Securities Exchange Act of 1934 and the rules thereunder

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute such Forms 3 4 and 5 and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority and

(3)	take any other action of any type whatsoever in connection
with the foregoing which in the opinion of such attorney in fact may be necessary or desirable in connection with the foregoing.


		The undersigned acknowledges that the foregoing attorneys in fact in serving in such capacity at the request of the undersigned are not assuming nor is the Company assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

		This Power of Attorney grants to the foregoing attorneys in fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person and the undersigned hereby ratifies and confirms all that said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

		This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3 4 and 5 with respect to the undersigneds holdings in the Companys securities and of all transactions in securities issued by the Company or until earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

		IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed on the date indicated below.


Dated  August 1 2005			/s/ Mark S Frey
					Signature

					Mark S Frey
					Print Name